Exhibit 99.2
NetApp, Inc.
          We are a leading provider of storage and data management solutions. We offer solutions for storing, managing, protecting and archiving business data. Our solutions are designed to lower the cost of managing and protecting our customer’s data while maximizing the return on infrastructure.
          We believe in offering complete solutions to help customers effectively streamline operations. We strive to provide customers with the best experience in the industry with every interaction they have with our people, products and services. In addition to our broad range of storage and data management solutions, we provide global service and support, offer flexible financing solutions and work to simplify customer environments by utilizing open standards, driving industry collaboration and partnering with other industry leaders. Using a combination of products, technologies and partners, we help solve customer business challenges while helping them to maximize return on investment.
          Our products and services are designed to meet the expansive requirements and demanding service levels of large enterprises and their mission-critical business applications. To better meet these needs, we partner with key industry leaders, such as IBM Corporation, Microsoft Corporation, Oracle Corporation, SAP Corporation, Symantec Corporation and VMware, Inc., to develop integrated solutions that optimize the performance of their applications on our systems. In addition, our products have been designed to satisfy the rigorous demands of high performance computing and technical data center applications, today offering solutions used in the design of semiconductors and automobiles, and graphics rendering and seismic exploration.
          We were founded in 1992 and shipped the world’s first networked storage appliance a year later. Since then, we have brought to market many significant innovations and industry firsts in storage and data management. We have grown to over 7,000 employees with operations in over 130 countries around the world.
NetApp Product Families
          We offer highly available, scalable and cost-effective storage solutions that incorporate our unified storage platform and the feature-rich functionality of our data and storage resource management software. Our solutions help improve enterprise productivity, performance and profitability, while providing investment protection and enhanced asset utilization. Our enterprise-class storage solutions are complemented by our services expertise to ensure interoperability and optimization in the context of the application and IT infrastructure within which they are deployed.
Data ONTAP® Software
          Our Fabric-Attached Storage (“FAS”) and V-Series storage solutions are based on Data ONTAP, a highly optimized, scalable and flexible operating system that uniquely supports any mix of storage area network (“SAN”), network-attached storage (“NAS”) and Internet protocol SAN (“IP SAN”) environments concurrently. This unified storage software platform integrates seamlessly into UNIX, Linux, Windows and Web environments.
          The Data ONTAP operating system provides the foundation to build a storage infrastructure and an enterprise-wide data fabric for mission-critical business applications, while lowering the total cost of ownership and complexity typically associated with the management of large-scale enterprise data centers.
          Data ONTAP GX, our high-performance operating system, supports fully integrated, multi-node storage systems within a single global name space. This storage grid architecture provides the ability to dynamically add storage resources and transparently redistribute data without disruption to client systems. We are in the process of integrating the Data ONTAP GX functionality with the core Data ONTAP capabilities and will ultimately converge both into a single operating system.

Data Management Software
          Our products are in use today in some of the largest data centers in the world. These environments require enterprise-class management tools. We provide management software to increase productivity and simplify data management. Such tools include:
•	FlexVol® technology, which enables storage architectures to be more efficient and achieve higher utilization using flexible volumes that do not require repartitioning of physical storage space;

•	FlexClone® technology, which enables true data cloning using logical copies that do not require additional physical storage space, and allows for instant replication of data volumes and data sets;

•	Deduplication technology, which provides the ability to eliminate duplicate data within primary and secondary disk storage environments, resulting in greater efficiency and higher utilization of storage capacity;

•	FlexShare™ technology, which directs how storage system resources are used to deliver an appropriate level of service for each application;

•	FlexCache™ technology, which allows performance acceleration through the creation of read-only cached volumes by creating caching volumes on multiple storage controllers; and

•	MultiStore® software, which allows partitioning of individual physical storage systems into multiple separate logical partitions.
Storage Management and Application Integration Software
          Our management software family of products provides a broad range of storage and data management tools to simplify IT administration and enhance flexibility and productivity. We deliver differentiated products and collaborate with industry open standards and interfaces to deliver this value to customers. We have four suites of products targeted to different IT administrative roles: Storage Suite, Server Suite, Database Suite and Application Suite. The software products within these suites are tightly integrated with database and business applications software from partners such as Microsoft, Oracle, SAP and VMware in order to optimize the performance of those applications on our storage systems. Our product offering extends into data center automation with our recent acquisition of Onaro, Inc., and its SANscreen software, which provides the capability to monitor service levels, manage performance and support change management in complex enterprise SAN environments.
FAS Family
          Our family of modular, scalable, highly available, unified networked storage systems provides seamless access to a full range of enterprise data for users on a variety of platforms. The FAS6000, FAS3000, FAS2000 and FAS200 series of fabric-attached enterprise storage systems are designed to consolidate UNIX, Windows, NAS, Fibre Channel (“FC”), Internet Small Computer Systems Interface (“iSCSI”), SAN and Web data in central locations running over the standard connection types: Gigabit Ethernet, FC and parallel SCSI (for backup). Our design optimizes and consolidates high-performance data access for individuals in multi-user environments as well as for application servers and server clusters with dedicated access. All of our FAS systems are interoperable and run the highly efficient Data ONTAP operating system.
V-Series Family
          Our V-Series is a network-based virtualization solution that consolidates storage arrays from different suppliers behind our data management interface, providing SAN and NAS access to data stored in heterogeneous storage arrays. With the V-Series solution, customers are able to: transform existing heterogeneous, multi-vendor storage systems into a single storage pool; simplify storage provisioning and management with Data ONTAP thin provisioning; and ramatically lower backup time, space and cost with Data ONTAP Snapshot copies. The V-Series is compatible with the FAS family of storage systems.

StoreVault™
          StoreVault is a storage solution that leverages enterprise-proven ONTAP technology and optimizes it to focus on serving small to medium-sized businesses (“SMBs”), as well as larger enterprises in need of small or departmental storage solutions. Sold exclusively through value-added resellers, we believe that StoreVault is the only packaging of advanced enterprise storage technologies that has been simplified and made available for SMB use.
NearStore® on FAS
          The NearStore option for FAS systems is a flexible near-line software package that combines the Data ONTAP operating system with inexpensive SATA disk drives to provide cost-effective, scalable and fast storage for data protection and retention applications. The NearStore software bundle bridges the gap between primary storage and offline storage by providing much faster data access than offline storage at a cost typically much lower than primary storage. NearStore is ideal for disk-to-disk backup, business continuance, archival, compliant retention and content storage.
VTL Data Protection Systems
          Our Virtual Tape Library (“VTL”) solution is a disk-to-disk backup appliance that appears as a tape library to a backup software application, but provides the superior speed and reliability of disk technologies. Our VTL is a high-performance, easily managed system that can be used in any heterogeneous primary storage environment. Developed specifically to address the requirements of backup administrators, our VTL solutions increase the performance and reliability of backups, simplify backup management and reduce storage costs in traditional data center tape backup infrastructures.
Data Protection Software Products
          We offer a broad range of business continuance and disk backup solutions for enterprise customer environments. Our Snapshot technology enables near-instantaneous, space efficient online backups of large data sets without affecting system performance. MetroCluster®, SnapMirror®, SyncMirror® and SnapRestore® products provide an appropriate level of data availability and cost of protection matched to the recovery point objectives and recovery time objectives of customer environments. SnapVault®, Open Systems SnapVault and SnapVault for NetBackup products provide network- and storage-optimized disk-to-disk backup solutions.
Data Retention and Archive Products
          To meet growing regulatory compliance demands faced by most enterprises, we offer a broad suite of products to help ensure data permanence, accessibility and privacy across a variety of different regulations such as the Sarbanes-Oxley Act, 21 CFR Part 11, SEC Rule 17a-4 and HIPAA. Immutable, cost-effective, resilient and reliable storage architectures can be created utilizing SnapLock products in conjunction with our NearStore software. Our Information Server 1200 product provides advanced capabilities for both initial classification and subsequent e-discovery requirements.
Storage Security Products
          Security has become a critical element of data management, and we have taken a leading role in driving security innovation. Our DataFort® storage security appliance provides a unified platform for data security and key management across NAS, IP SAN, FC SAN and tape backup environments. The platform combines wire-speed encryption, access controls, authentication and automated key management to provide strong security for data at rest, while still allowing the capability to search compliant data for legal discovery purposes if the need arises.
NetApp Global Services
          Our customers demand high availability and reliability of their storage infrastructure to ensure the successful, ongoing operation of their businesses. NetApp Global Services (“NGS”) are designed with this in mind. We provide professional services, global support solutions and customer education and training to help customers most effectively manage their data. The professional services and support solutions we offer help our customers to resolve business problems, reduce costs, keep businesses up and running continuously, comply with regulations and policies and improve overall operational results. We utilize a global, integrated model to provide consistent service delivery and global support during every phase of the customer engagement, including assessment and analysis, planning, design, installation, implementation, integration, optimization, ongoing support and remote management and monitoring. Services and support often involve phased rollouts, technology transitions and migrations and other long-term engagements.
Principal Markets and Distribution Channels
          We market and sell our products in numerous countries throughout the world and, in March, 2008, we launched a global branding and awareness campaign to increase the visibility of NetApp in the broader IT market. Our diversified customer base represents a number of large segments and vertical markets. We focus primarily on the enterprise data management and storage solutions markets, offering an array of products from our ultra high-end products designed for large enterprise customers to our low-end products designed for SMBs. We have also expanded into the VTL and data encryption markets, bringing us into parts of the data center in which we have not previously competed. With our next-generation operating system, Data ONTAP GX, we offer storage grid architecture to high-performance computing environments.
          We employ a multi-channel distribution strategy, selling products and services to end users through a direct sales force, value-added resellers, system integrators, original equipment manufacturers (“OEMs”) and distributors. In North America, Europe and Australia, we employ a mix of resellers and direct sales channels to sell to end users. In Asia, Africa and South America, our products are primarily sold through resellers, which are supported by channel sales representatives and technical support personnel. No single customer or distributor accounted for 10% or more of our net sales during the nine months ended January 25, 2008 or during fiscal 2007 or 2006.
Seasonality
          As the size of our business has grown, we have begun to see a seasonal decline in revenues in the first quarter of our fiscal year. In addition, we also see some international seasonality, as sales to European customers are historically weaker during the summer months. Sales to the U.S. government are seasonally stronger during our second fiscal quarter, concurrent with the end of the U.S. federal government’s fiscal year in September.
Backlog
          We manufacture products based on a combination of specific order requirements and forecasts of our customers’ demand. Orders are generally placed by customers on an as-needed basis. Products are typically shipped within one to four weeks following receipt of an order. In certain circumstances, customers may cancel or reschedule orders without penalty. For these reasons, “orders” may not constitute a firm backlog and may not be a meaningful indicator of future revenues.
Manufacturing and Supply Chain
          We have outsourced manufacturing operations to third parties located in Fremont, California; Livingston, Scotland; Shanghai, China; Singapore; Tao Yuan Shien, Taiwan; and Schiphol Airport, The Netherlands. These operations include materials procurement, commodity management, component engineering, test engineering, manufacturing engineering, product assembly, product assurance, quality control, final test and global logistics. We rely on a limited number of suppliers for materials, as well as several key subcontractors for the production of certain subassemblies and finished systems. We multi-source wherever possible to mitigate supply risk. Our strategy has been to develop close relationships with our suppliers, exchanging critical information and implementing joint quality programs. We also use contract manufacturers for the production of major subassemblies to improve our manufacturing redundancy. This manufacturing strategy minimizes capital investments and overhead expenditures and creates flexibility for rapid expansion. We were awarded ISO 9001 certification on May 29, 1997, and continue to be ISO 9001 certified. We were awarded ISO 14001 certification on December 8, 2004 and continue to be ISO 14001 certified.
Research and Development
          We conduct research and development activities in various locations throughout the world. In the nine months ended January 25, 2008 and in fiscal 2007 and 2006, research and development expenses represented 13.8%, 13.7% and

12.2% of our total revenue, respectively. These costs relate primarily to personnel and related costs incurred to conduct product development activities. Although we develop many of our products internally, we may acquire technology through business combinations or through licensing from third parties when appropriate. We believe that technical leadership is essential to our success and we expect to continue to commit substantial resources to research and development.
Competition
          In the storage market, our primary and near-line storage system products and our associated software portfolio compete primarily with storage system products and data management software from EMC, Hitachi Data Systems, HP, IBM and Sun Microsystems. In addition, Dell, Inc. is a competitor in the storage marketplace through its business arrangement with EMC, which allows Dell to resell EMC storage hardware and software products, as well as through Dell’s recent acquisition of EqualLogic through which Dell offers low-priced storage solutions. In the secondary storage market, which includes the disk-to-disk backup, compliance and business continuity segments, our solutions compete primarily against products from EMC and Sun Microsystems. Our VTL products also compete with traditional tape backup solutions in the broader data backup/recovery space. Additionally, a number of small, newer companies have recently entered the storage systems and data management software markets, the near-line and VTL storage markets and the high-performance clustered storage markets, some of which may become significant competitors in the future.
Customer Base
          Our diversified customer base spans a number of large segments and vertical markets. Examples include: energy, financial services, government, high technology, Internet, life sciences and healthcare services, major manufacturing, media, entertainment, animation and video postproduction and telecommunications.